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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of this Form 8-K/A (File No. 000-24193) of our report dated July 31, 2001 on our audit of the financial statements of Cool Springs Associates, Inc. as of April 30, 2001 and for the period from inception (May 16, 2000) through April 30, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, MA
August 10, 2001